UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2018

VIRTUS INVESTMENT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	26-3962811
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Pearl Street, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the “Annual Meeting”) in Hartford, Connecticut on May 15, 2018. The following proposals were voted on at the Annual Meeting and the results regarding each proposal are set forth below:

Item 1. Election of Directors. All of the nominees for Class I directors were elected as follows:

Director	For	Against	Withheld	Broker Non-Votes
Timothy A. Holt	5,804,668	0	179,153	397,334
Melody L. Jones	5,649,345	0	334,476	397,334
Stephen T. Zarrilli	5,806,802	0	177,019	397,334

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved by the Company’s shareholders with 6,321,910 votes “For”; 57,437 votes “Against”; 1,808 votes “Abstained”; and 0 “Broker Non-Votes.”

Item 3. Advisory Vote on Executive Compensation. The Company's shareholders did not approve, on an advisory basis, the compensation of the named executive officers with 2,742,829 votes “For”; 3,190,740 votes “Against”; 50,252 votes “Abstained”; and 397,334 “Broker Non-Votes.” The Board will take into consideration the feedback from this vote and from the Company's ongoing shareholder outreach as it continues to assess the executive compensation program to ensure alignment between compensation and shareholder value creation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: May 18, 2018	By:	/s/ Mark S. Flynn
		Name:	Mark S. Flynn
		Title:	Executive Vice President, General Counsel and Secretary